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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Form S-8 No. 33-16124, Form S-8 No. 33-27064, Form S-8 No. 33-37985,
Form S-8 No. 33-50870, and Form S-8 No. 33-86586) of our report dated May 10, 1995, with respect to the consolidated financial statements and schedule of Smith Environmental Technologies Corporation for the years ended February 28, 1995 and 1994, included in its Annual Report on Form 10-K for the year ended February 28, 1995, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP
Dallas, Texas
May 26, 1995